Exhibit (a)(1)(E)

Confirmation E-mail to Employees who Elect to Participate in the Offer to Exchange Certain Outstanding Options for Restricted Stock Units

Genesis Microchip Inc. has received your election form dated [                  , 2007], by which you elected to have some or all of your eligible outstanding options (those options with an exercise price greater than or equal to $12.26 per share, were granted prior to December 1, 2005, and were granted under our 1997 Employee Stock Option Plan, 1997 Non-Employee Stock Option Plan, 2000 Nonstatutory Stock Option Plan, 2001 Nonstatutory Stock Option Plan, the Paradise Electronics, Inc. 1997 Stock Option Plan and the Sage, Inc. Second Amended and Restated 1997 Stock Option Plan) cancelled in exchange for restricted stock units, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election as to some or all of your eligible options by completing and signing the withdrawal form which was previously provided to you. A properly completed and signed copy of the withdrawal form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on November 16, 2007 by your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Only responses that are complete, signed, and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to your local Human Resources representative.

Please note that our receipt of your election form is not by itself an acceptance of the options for exchange. For purposes of the offer, Genesis will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when Genesis gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. Genesis’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Elias Antoun, dated October 18, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Confirmation E-mail to Employees who Withdraw their Stock Options from the Exchange Offer

Genesis Microchip Inc. has received your withdrawal form dated [                  , 2007], by which you rejected Genesis’s offer to exchange some or all of your eligible outstanding options for restricted stock units. Please note that eligible options you did not elect to withdraw, if any, on your withdrawal form remain elected for exchange in accordance with the election form previously submitted by you.

If you change your mind and decide that you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on November 16, 2007 by your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to your local Human Resources representative.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted stock units (referred to as the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Elias Antoun, dated October 18, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.